Exhibit 10(ii)d

                                 LEASE ABSTRACT

                            FOUR WORLD TRADE CENTER

                               NOVEMBER 17, 1997

                                Index of Topics

                                                                            Page

1.    Tenant: ............................................................     1
2.    Landlord: ..........................................................     1
3.    Building: ..........................................................     1
4.    Date of Lease: .....................................................     1
5.    Description of the Premises: .......................................     1
6.    Commencement Date: .................................................     2
7.    Term: ..............................................................     5
8.    Use: ...............................................................     5
9.    Basic Rental: ......................................................     5
10.   Additional Basic Rental: ...........................................     9
11.   Vendors: ...........................................................     9
12.   Maintenance and Repair: ............................................     9
13.   Access: ............................................................    10
14.   Special Construction: ..............................................    11
15.   Construction Generally: ............................................    12
16.   Removal and Restoration: ...........................................    15
17.   Finishing Allowance: ...............................................    16
18.   Sales Tax Exemption: ...............................................    19
19.   Signs: .............................................................    19
20.   Entry: .............................................................    20
21.   Desk Space: ........................................................    21
22.   Notices: ...........................................................    21
23.   Payments: ..........................................................    21
24.   Insurance: .........................................................    21
25.   Late Charges: ......................................................    22
26.   Rent Abatement: ....................................................    22
27.   HVAC: ..............................................................    22
28.   Elevators: .........................................................    23
29.   Loading Dock: ......................................................    23
30.   Security System: ...................................................    23
31.   Water: .............................................................    24
32.   Electricity: .......................................................    25
33.   Condenser Water: ...................................................    26
34.   Chilled Water: .....................................................    26
35.   Premises Cleaning: .................................................    27
36.   Communications: ....................................................    27
37.   Electric Generators: ...............................................    27
38.   Roof Antenna: ......................................................    27
39.   Renewal: ...........................................................    27
40.   Additional Space - Third Floor: ....................................    28
41.   Building Right of First Refusal: ...................................    29
42.   Self Help: .........................................................    32


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                                 Lease Abstract

1.    Tenant:                 Bankers Trust Company

2.    Landlord:               The Port Authority of New York and New Jersey

3.    Building:               4 World Trade Center

4.    Date of Lease:          August 27, 1997

5.    Description of
      the Premises:           Total: 276,912 rentable square feet.

                              Area A - entire fourth floor - 90,830 rentable square feet.

                              Area A-1 - p/o sixth floor - 68,462 rentable square feet.

                              Area A-2 - remainder of sixth floor - 21,868 rentable square feet.

                              Area A-3 - p/o fifth floor - 55,515 rentable square feet.

                              Area A-3-1 - p/o fifth floor - temporary elevator shaft space.

                              Area A-4 - remainder of fifth floor - 35,467 rentable square feet.

                              Area A-5 - p/o third floor - elevator shaft space
                              - 229 rentable square feet.

                              Area A-6 - p/o plaza floor - private entrance area
                              - 667 rentable square feet.

                              Area A-7 - roof area - for fuel storage tank for electrical generators - 254 rentable square feet.

                              Area A-8 - ninth floor - existing electrical generator - 484 rentable square feet.

                              Area A-9 - roof - penthouse areas - for additional electrical generator and chiller units - 2,350 rentable square feet.
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                              Area A-10 - exclusive loading dock slip.

                              Area A-11 - p/o seventh floor - elevator shaft space - 786 rentable square feet.

                              Area A-12 - p/o mezzanine level - elevator pit space.

6.    Commencement Date:      Area A - seventy-five (75) days after August 27,
                              1997, which is November 10, 1997 (note - if
                              Tenant's Demolition Work in Area A is prevented by certain failures of the Port Authority to make repairs, provide ingress and egress or supply certain services, or by reason of a strike, in effect on or before October 27, 1997, not caused by Lessee, Lessee may be entitled to a rent credit for each day prior to October 27, 1997 for which performance of the Demolition Work is so prevented; see page 14 of Lease).

                              Area A-1 - November 15, 1997.

                              Area A-2 - June 15, 1998.

                              Area A-3 - March 15, 1999.

                              Area A-4 - August 1, 1999.

                              Area A-5 - The earlier of the date Lessee commences construction in the third floor elevator shaft (provided that Lessee shall notify the Port Authority of intent to commence such work not less than fifteen (15) Business Days prior to commencement of such work), or the date that the Port Authority shall tender possession of the elevator shaft on the fifth floor (in the event that a surrender is obtained from Standard Chartered Bank) or March 15, 1999, which is the Commencement Date for Area A-3 on the fifth floor (i.e., the intention is that the Commencement Date for the third floor elevator shaft space is no sooner than the Commencement Date for the fifth floor elevator shaft space).

                              Area A-6 - January 1, 1998.

                              Area A-7 - October 1, 1997.


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                              Area A-8 - October 1, 1997.

                              Area A-9 - October 1, 1997.

                              Area A-10 - November 10, 1997.

                              Area A-1l - January 1, 1998.

                              The above Commencement Dates in the case of Areas A-1, A-2, A-3 or A-4 are subject to postponement if the entire Area is not in Delivery Condition and for any or all of the Areas is subject to postponement if not available or ready for occupancy or use by reason of fire or other casualty, causes beyond the control of the Port Authority or holdover by an occupant, except as set forth below as to the Occupied Space, or for any other reason as specifically provided in pages 5-10 of the Lease, with various cancellation rights by the Lessee as to the Area affected. Additionally, if the postponement is not due to causes beyond the control of the Port Authority, Lessee may be entitled to a credit against rents for the area affected as provided on page 7 of the Lease.

                              The work to put in the space in Delivery Condition required to be substantially completed by the Port Authority prior to the Commencement Date of each of Areas A-1, A-2, A-3 and A-4 is set forth on pages 208 through 210 of the Lease (if the Lessee wishes that the Port Authority remove air-cooling ducts, it must specify same to Port Authority in a plan not less than ninety (90) days prior to the Port Authority's commencement of the demolition work). The Port Authority shall give Lessee not less than five (5) Business Days prior notice of the completion (subject to minor "punch list" items) of the work so as to permit the Lessee to inspect such Area at least two (2) Business Days prior to the Commencement Date for that Area. Acceptance by the Lessee of such Area and commencement of its construction and installation work is a deemed acknowledgement of completion.


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                              Notwithstanding the foregoing, as provided on page
                              15 of the Lease, if on November 15, 1997 space shown as the Merrill Lynch area or the Telecom Closet on the 6th floor is not available and in Delivery Condition because it continues to be occupied by an occupant, and the balance of Area A-1 is in Delivery Condition, the Area A-1 Commencement Date shall nevertheless occur. When rent commences on Area A-1 the Lessee shall be entitled to a certain credit reflecting rent payable as to any such Occupied Space until the Occupied Space is delivered in Delivery Condition. The Port Authority is to keep Lessee fully informed of its reasonable efforts to cause the occupants to vacate the Occupied Space. The
                              Merrill Lynch space is subject to a lease expiring September 30, 1997 and the Telecom Closet is subject to a month to month lease to New York
                              Blood Bank which the Port Authority is required to terminate effective no later than September 30, 1997. The Port Authority must give Lessee not less than ten (10) Business Days prior notice of the effective date of tender of the Occupied Space in Delivery Condition.

                              The Commencement Date of Area A-3-1 (which is temporary elevator shaft space on the 5th floor until March 15, 1999 when Area A-3 is to be available) is, as provided on page 16 of the Lease, conditional upon the Port Authority obtaining a Surrender Agreement from Standard Chartered and the agreement of Standard Chartered to permit Lessee to enter its premises to construct the elevator in the surrendered space. The Port Authority must give Lessee not less than twenty (20) days notice of the effective date of the Surrender and Consent Agreement of Standard Chartered Bank. Lessee has agreed not to unreasonably interfere with Standard Chartered while performing the elevator work, which may include overtime work. The term of the temporary letting of Area A-3-1 expires on the Area A-3 Commencement Date.


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7.    Term:                   The term expires on the twentieth (20th)
                              anniversary of the Area A Commencement Date or November 10, 2017.

                              Any party can request an agreement setting forth the actual Commencement Dates.

8.    Use:                    Clerical, administrative and executive offices for
                              the Lessee's international and domestic banking, investment, securities, trust, insurance and other financial services business and all other uses ancillary or incidental thereto, and for such other types of business previously engaged in by office tenants at the World Trade Center (the Port
                              Authority to advise Lessee as to such previous
                              uses). In the event that title to the building is transferred to a private landlord, then the Lessee may use the premises, in addition, for any other lawful purpose, subject to the limitations set forth on pages 19 and 20 of the Lease.

9.    Basic Rental:           (a)   Area A:

                              (1) Area A Rent Commencement date through the day preceding the First Increase Date, $2,225,340.00 per annum, in monthly installments of $185,445.00; and

                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $2,316,165.00 per annum, in monthly
                                    installments of $193,013.75; and

                              (3) Second Increase Date throughout the balance of the term, $2,497,824.00 per annum, in monthly installments of $208,152.00.

                              (b)   Area A-1:

                              (1) Area A-1 Rent Commencement Date through the day preceding the First Increase Date, $1,677,321.00 per annum, in monthly installments of $139,776.75; and


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                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $1,745,781.00 per annum, in monthly
                                    installments of $145,481.75.

                              (3) Second Increase Date throughout the balance of the term, $1,882,710.00 per annum, in monthly installments of $156,892.50.

                              (c)   Area A-2:

                              (1) Area A-2 Rent Commencement Date through the day preceding the First Increase Date, $535,770.00 per annum, in monthly installments of $44,647.50; and

                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $557,634.00 per annum, in monthly
                                    installments of $46,469.50; and

                              (3) Second Increase Date throughout the balance of the term, $601,371.00 per annum, in monthly installments of $50,114.25; and

                              (d)   Area A-3:

                              (1) Area A-3 Rent Commencement Date through the day preceding the First Increase Date, $1,360,119.00 per annum, in monthly installments of $113,343.25; and

                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $1,415,634.00 per annum, in monthly
                                    installments of $117,969.50; and

                              (3) Second Increase Date throughout the balance of the term, $1,526,664.00 per annum, in monthly installments of $127,222.00.

                              (e)   Area A-4:

                              (1) Area A-4 Rent Commencement Date through the day preceding the First Increase Date, $868,944.00 per annum, in monthly installments of $72,412.00; and


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                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $904,416.00 per annum, in monthly
                                    installments of $75,368.00; and

                              (3) Second Increase Date throughout the balance of the term, $975,348.00 per annum, in monthly installments of $81,279.00.

                              (f)   Area A-5:

                              (1) Area A-5 Rent Commencement Date through the day preceding the First Increase Date, $5,616.00 per annum, in monthly installments $468.00; and

                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $5,844.00 per annum, in monthly installments
                                    $487.00; and

                              (3) Second Increase Date throughout the balance of the term, $6,300.00 per annum, in monthly installments of $525.00.

                              (g)   Area A-6:

                              (1) Area A-6 Rent Commencement Date through the day preceding the First Increase Date, $23,340.00 per annum, in monthly installments of $1,945.00; and

                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $24,684.00 per annum, in monthly
                                    installments of $2,057.00; and

                              (3) Second Increase Date throughout the balance of the term, $26,016.00 per annum, in monthly installments of $2,168.00.

                              (h)   Area A-11;

                              (1) Area A-11 Rent Commencement Date through the day preceding the First Increase Date, $19,260.00 per annum, in monthly installments of $1,605.00; and


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                              (2)   First Increase Date through the day
                                    preceding the Second Increase Date,
                                    $20,040.00 per annum, in monthly
                                    installments of $1,670.00; and

                              (3) Second Increase Date throughout the balance of the term, $20,832.00 per annum, in monthly installments of $1,736.00.

                              The "Rent Commencement Date" for each of Area A, Area A-1, Area A-2, Area A-3, Area A-4, Area A-5, Area A-6 and Area A-11 shall mean the 455th day following the Commencement Date for that Area, the "First Increase Date" shall be the 180th day following the 7th anniversary of the Area A Commencement Date (i.e., May 9, 2005) and the "Second Increase Date" shall be the 5th anniversary of the First Increase Date (i.e., May 9, 2010).

                              Accordingly the Area A Rent Commencement Date is February 8, 1999.

                              If the Rent Commencement Date, First Increase Date or Second Increase Date for any Area shall be other than the first day of a calendar month, the installment of basic rental payable for the month shall be prorated.

                              No rent is payable for Area A-7, Area-8 or Area A-9, or for the space shown on Exhibit A-12 (see page 51 of the Lease).

                              The rent for Area A-3-1 (temporary elevator shaft) is $5,268 per annum in monthly installments of $439 commencing on the Commencement Date for Area A-3-1 until the Area A-3 Commencement Date.

                              Lessee may elect to accept Areas A-1, A-2, A-3 or A-4 in other than Delivery Condition, by notice to the Port Authority within five (5) Business Days after such acceptance, in which event the Port Authority will give a credit for the Area; see page 14 of the Lease.


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10.   Additional Basic
      Rental: From and after July 1, 1998 for each rentable square foot then in the premises (other than in Areas A-7, A-8, A-9 and A-12) Lessee shall pay the difference between the taxes for the tax year beginning on each July 1 over the taxes for the tax year beginning July 1, 1997.

                              From and after July 1, 1998 Lessee shall pay at an annual rate equal to $O.0065 for each $0.01, or major fraction thereof, that the wage rate exceeds the wage rate in effect on January 1, 1998 multiplied by the rentable square feet then in the premises (other than in Areas A-7, A-8, A-9 and A-12).

                              The additional rent shall be payable in monthly installments equal to one-twelfth (1/12th) of the annual rate after notice thereof given by the Port Authority.

11.   Vendors:                Lessee may (as provided on page 33 of the Lease)
                              obtain through independent vendors, food, beverage, water and vending machine, and floor waxing and other maintenance services and rubbish or garbage removal services, if vendor will not cause a labor disturbance, and the contract for such services must permit cancellation by Lessee on short term notice in the event that vender does cause labor disturbances.

12.   Maintenance
      and Repair:             In addition to the usual maintenance and repair
                              obligations, as provided on page 37 of the Lease, Lessee must do all preventive maintenance and make all necessary repairs, replacements and painting to the plumbing, fixtures and furniture located in the bathrooms on the 3rd floor, on the 6th floor when the full floor is part of the premises and the 5th floor which are not accessible by public corridors, but the Port Authority shall make all repairs, replacements and rebuilding to all plumbing providing utilities to any such


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                              bathroom within the walls or beneath the floor of
                              such bathroom.

13.   Access:                 The Port Authority may close the Church Street
                              lobby if it constructs a functionally equivalent lobby in the building providing access to the World Trade Center Plaza; see page 50 of the
                              Lease.

                              The Port Authority will not materially adversely interfere with access from the Liberty Street Bridge between the building and Two World Trade Center and the private elevator lobby on the plaza (Area A-6). The Lessee shall not materially adversely interfere with free access of others between its private elevator lobby and the Liberty Street Bridge.

                              The access to Area A-11, the elevator shaft area on the 7th floor, is presently through a public corridor, but in the event the public corridor is leased by the Port Authority, it must reserve a right of entry through the leased space to permit Lessee such access to the machinery and equipment installed in Area A-11, as specified on page 51 of the Lease.

                              Lessee is granted a license to use the volume of space described in Area A-12 on the mezzanine level commencing January 1, 1998 for construction of an elevator pit, with access thereto in accordance with a separate letter exchanged by the Port Authority with Express, Inc. (the tenant of that space), but with access to such space only until April 1, 1998, when the elevator pit construction must be completed. The hours of such construction must be arranged directly with the tenant; see page 51 of the Lease.

                              The Port Authority had previously arranged access to space of two tenants on the 5th and 6th floors to allow Lessee to construct a telecommunications closet in their space, in accordance


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                              with letters signed by Standard Chartered Bank and
                              Commodities Exchange Center.

                              The Port Authority and Lessee executed a side letter in which Lessee agreed to do this work on an overtime basis, reimburse the tenant for any security costs and indemnify the Port Authority for certain liabilities.

14.   Special
      Construction:           Lessee may install a private elevator in the areas
                              marked on the Lease exhibits for that purpose, but the cost of constructing walls separating and demising such elevator areas from other spaces on the plaza, 3rd floor and temporary elevator shaft on the 5th floor shall be reimbursed by the Port
                              Authority to the Lessee in the same manner as the Finishing Allowance; see page 59 of the Lease.

                              Lessee shall at its own cost demise the Area A-9 premises from the remaining portion of the roof penthouse area and install a ventilation grille over such portion of Area A-9; see page 60 of the Lease.

                              Lessee may rebuild the bridge connecting 130
                              Liberty Street (without Port Authority approval) but subject to legal requirements (which may require NYC Department of Transportation and other approvals) and with approval by the Port Authority construct a private entrance in Area A-6 for access from the Plaza and to which the private elevator shall connect; see page 59 of the Lease.

                              Lessee is required to perform certain demolition work in Area A specified on page 77 of the Lease (Area A Demolition Work) and certain work to increase the HVAC capacity including construction of a new mechanical room on the 3rd floor and the installation of additional electric capacity in the electrical closets in Area A, Area A-1, and Area A-2, specified on page 79 of the Lease (HVAC
                              Work). Lessee's bids for this


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                              work must be separate from its remaining
                              construction work.

                              Lessee shall also renovate the existing bathrooms on the 4th floor, 5th floor and 6th floor commencing as of the respective delivery to the Lessee by the Port Authority of premises on that floor (Bathroom Work). Lessee is use reasonable efforts to insure that bathrooms on each floor are available both for men and women for other tenants on that floor. Fixtures and colors are to be specified by the Port Authority and the configuration of the bathrooms is to be similar to the existing. The 6th floor contains one less ladies' room, and Lessee must either double the size of the existing ladies' room or construct an additional ladies' room; see page 81 of the Lease.

15.   Construction
      Generally:              Any alterations, improvements or replacements
                              generally require the Port Authority's prior consent, not to be arbitrarily or capriciously withheld in accordance with the provisions on page
                              53 of the Lease. Generally, it is required that a form construction application be submitted to the Port Authority in order to obtain the consent together with the plans and specifications covering the proposed work, which may be submitted on an Area by Area basis.

                              The Port Authority is not to charge any fees except as set forth on page 58 of the Lease.

                              The Port Authority must approve contractors and subcontractors, within five (5) Business Days after receiving request, such disapproval to be based upon limited reasons set forth on page 61 of the Lease. Failure to respond in five (5) Business Days shall be deemed approval. Additionally, the Port Authority approves certain contractors listed on Schedule C for Lessee's initial construction, which list may


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                              thereafter be supplemented as provided on page 61
                              of the Lease.

                              As specified on page 62 of the Lease, the Port Authority must approve or disapprove of the construction application within 22 Business Days unless the Lessee gives the Port Authority not less than 12 Business Days advance notice of submission, in which event the response shall be within 12 Business Days after submission (if submitted on the date originally specified). Revisions to the plans must be approved or disapproved by the Port Authority within 16 Business Days, but if 12 advance Business Days notice is given, the Port Authority must respond within 12 Business Days after submission (if submitted on the date originally specified).

                              Lessee may elect professional certification, in which event the Port Authority must respond within 10 Business Days after receipt. Whether or not the Port Authority responds in the 10 Business Day period, Lessee may commence construction in accordance with its plans (other than structural modifications or connections to building systems) if it has met with the physical facilities director of the Port Authority. The Port Authority's review must be on the basis of compliance with legal requirements and the Port Authority's Construction Review Manual.

                              In order to occupy the premises upon completion of Lessee's construction in each Area, Lessee must obtain a permit from the Port Authority, by delivering a final certificate signed by the Lessee and Lessee's architect; see pages 64 and 70 of the Lease; upon receipt of the certificates the Port Authority shall within 5 Business Days inspect the work and either not certify it or deliver a temporary permit in accordance with the criteria set forth on page 65 of the Lease.


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                              Failure by the Port Authority to comply with the
                              time periods as to response to plans and specifications and, inspection and issuance of permits may result in a rent credit to the Lessee based upon the formula set forth on pages 66 and 67 of the Lease.

                              Lessee is required to use its best efforts to cause its contractors, architects or engineers to indemnify the Port Authority as provided on page 68 of the Lease and obtain insurance as provided on page 69 of the Lease; in the case of contractors, such contractor's obligations applies whether or not caused by the contractor, except that as to a particular construction application these obligations with respect of contractors with respect to third persons' acts can be covered by an indemnity and insurance of the Lessee and its general contractor or construction manager; therefore, Lessee should require such broad indemnity and insurance of its general contractor or construction manager.

                              If Lessee shall designate one or more individuals to the Port Authority, the Port Authority's inspectors shall report to such individuals when reviewing or inspecting the work.

                              The Port Authority must within 15 Business Days after receipt of the certificate inspect and deliver a final permit to occupy the Area, and upon receipt of the final permit for the last Area for which Lessee is performing its initial construction, Lessee shall deliver to the Port Authority as built drawings; see page 73 of the Lease.

                              Notwithstanding the foregoing, as set forth on page 74 of the Lease, the Lessee shall not be required to obtain the Port Authority's consent to perform decorating work, such as painting and wall papering, relocate existing electrical outlets (without slab drilling) or install or replace communications cabling in the premises not connected to building systems provided that within 15 Business Days after completion Lessee provides a description of the work to the Port Authority with a certificate as set forth on page 75 of the Lease.

                              Additionally, Lessee may perform non-structural interior work of a type that no building permit would be required if the building were under private ownership, without filing a construction application, but by requesting the Port Authority's prior approval, which shall be given within 10 Business Days after receipt of the plans and specifications or a written description of the work and a Certificate of Lessee as described on page 76 of the Lease.

16.   Removal and
      Restoration:            As specified on pages 54 and 55 of the Lease,
                              Lessee shall prior to the Expiration Date remove kitchens, stairwells, vaults, elevator and elevator equipment, electrical generators, structural steel enforcement or other items installed by Lessee not typically installed or usable in an average business office. If Lessee shall state at the time of its construction application which items are not typical of a business office, then the Port Authority at the time of approval of the construction may state that it will require the removal of one or more of such items, or if the Port Authority shall have failed to respond with respect to any such items, then such items need not be removed.

                              There is no obligation of restoration except for vertical penetrations (other than small diameter core boarings) and other structural work which adversely affects the useability or value of the premises, including elevator shafts or stairwell openings.

                              Lessee shall prior to the Expiration Date also remove computer and telecommunications equipment, furniture and removable fixtures and other personal property unless within 60 days prior thereto the Port Authority advises Lessee that it need not remove such items, in which case the Lessee may nevertheless remove such items.

17.   Finishing
      Allowance:              If Lessee elects to install a totalizing
                              electricity meter system, the Port Authority shall reimburse Lessee for the Lessee's cost of construction and installation of the system in each Area, but not in excess of $80,000 in the aggregate.

                              The Port Authority shall reimburse the Lessee for its cost of the Area A Demolition Work in the amount equal to the lowest responsive contractors' bid plus extra costs for unforeseen field conditions if, for work costing less than $10,000 Lessee shall notify the Port Authority prior to performing the work, and for work costing $10,000 or more if Lessee has received the Port Authority's approval which shall be deemed given if the Port Authority has not notified the Lessee of its approval within 3 Business Days after a request; see page 78 of the Lease.

                              The Port Authority shall reimburse the Lessee for the cost to the Lessee of performing the HVAC Work, based on separate bids from Lessee's contractors.

                              The Port Authority will reimburse the Lessee for the cost of performing the Bathroom Work upon completion of each bathroom, but not in excess of $100,000 for each bathroom, except that reimbursement with respect to completion of the construction of the additional ladies room on the 6th floor shall not exceed $50,000 or if Lessee elects to enlarge the existing ladies room shall not exceed $150,000 for the enlarged ladies room.

                              The Port Authority shall also reimburse Lessee as follows as set forth on pages 83 and 84 of the
                              Lease:

                              Area A finishing allowance for construction and installation work in Area A but not in excess of $4,541,500.

                              Area A-1 finishing allowance for the cost of construction and installation work in Area A-1 but not in excess of $3,423,100.

                              Area A-2 finishing allowance for the cost of construction and installation work in Area A-2 but not in excess of $1,093,400.

                              Area A-3 finishing allowance for the cost of construction and installation work in Area A-3 but not in excess of $2,775,750.

                              Area A-4 finishing allowance for the cost of construction and installation work in Area A-4 but not in excess of $1,773,350.

                              Area A-5 finishing allowance for the cost of construction and installation work in Area A-5 but not in excess of $11,450.

                              Area A-6 finishing allowance for the cost of construction and installation work in Area A-6 but not in excess of $33,350.

                              Area A-11 finishing allowance for the cost of construction and installation work in Area A-11 but not in excess of $39,300.

                              Each Allowance may be drawn monthly on or about the 10th day of each calendar month except that the Allowance for bathroom work is paid as each bathroom is completed and the Allowance for the totalizing electric meter system is paid as each system is completed in each Area. The monthly payments of the Allowance require a certificate of the Lessee to be delivered to the Port Authority as provided in pages 84 through 86 of the Lease accompanied by evidence of payment of the previous certificates, such as canceled checks or other receipts. The requisition may be for the cost of performing the work described in the certificate including any retainage. The amount to be paid by the Port Authority will be ninety percent (90%) of the requisition and shall be payable within 20 Business Days.

                              The last ten percent (10%) payment of each such Allowance requires that Lessee certify as to completion of the work in the manner similar to that required to obtain the temporary permit to occupy the premises, and that the Lessee provide a fully itemized statement of its cost, in accordance with the provisions set forth on pages 78, 79 and 87 of the Lease. If any portion of the cost of such work remains unreimbursed, including the ten percent (10%) deductions, the Port Authority shall pay the same, less the amount of any claims made against the Port Authority by Lessee's subcontractors in connection with the work.

                              The costs which may be paid through the Allowance are defined on page 89 of the Lease with the limitation that engineering, architectural, planning design and other professional fees do not exceed twenty-five percent (25%) of the direct costs. Costs also do not include payments made to affiliates of Lessee in accordance with the definition set forth on page 89 and 90 of the Lease.

                              If, however, as provided on page 87 of the Lease, Lessee does not expend the full amount of the Allowance on the permissible costs applicable to each respective allowance (other than for Area A Demolition Work, HVAC Work, Bathroom Work or totalizers), the excess shall be credited by the Port Authority against the rental obligations for the respective Area following the determination of such Finishing Allowance.

                              If the Port Authority fails to make a payment of any Allowance it must pay a late charge as provided in a formula contained on pages 88 and 89 of the Lease.

18.   Sales Tax
      Exemption:              Tangible personal property purchased for
                              incorporation into the Building or in construction of improvements to or for use in maintaining, servicing or repairing the Building, may be exempt from NY sales and use taxes. Contractors should have a Form ST-120.1. This includes TI, the Demolition, HVAC and Bathroom Work.

19.   Signs:                  Lessee is entitled to proportionate listings on
                              the building standard directory on each floor but must pay for replacement listings at the Port
                              Authority standard rates. Lessee is entitled to proportionate listings in the main building directory in the lobby but must pay for replacement listings at the Port Authority standard rates. See page 91 of the Lease.

                              As provided on page 92, of the Lease, Lessee may place its name or corporate logo on the existing pedestal sign outside the Church Street entrance (or if closed, outside the functionally equivalent lobby to be constructed by the Port Authority on the Plaza) in accordance with a drawing shown on Exhibit G to the Lease.

                              In addition Lessee may install its tenant identification sign in such main building lobby at the back wall of the passenger elevators, not exceeding 12" by 30" in size.

                              Also, Tenant may install another sign outside the entrance to Lessee's special elevator lobby to be constructed in Area A-6, not exceeding 12" by 60" in size. The specifics of the signs must be approved by the Port Authority.

                              There are restrictions upon the Port Authority placing other tenant signage on the pedestal sign which is larger or otherwise more prominent than Lessee's sign. The Port Authority also shall not permit the placement of any other tenant's signage on the Church Street facade of the Building or the facade of the replacement lobby.

                              The Port Authority shall not permit any other office tenant signage adjacent to the entrance to Lessee's special elevator lobby.

                              The Port Authority shall not permit the placement of any tenant signage of a Direct Competitor on the Liberty Street facade of the Building. A Direct Competitor is an entity listed on Schedule E to the Lease together with additional or substitute business entities specified by Lessee by notice to the Port Authority, but no more than a total of 25 at any time.

                              Retail signage is not prohibited at a retail tenant's entrance.

20.   Entry:                  The Port Authority reserved a right of access to
                              construct a ventilation shaft through the premises for another tenant as described on pages 98 and 99 of the Lease. Lessee is required to make the specified portion of the premises through which the shaft passes available for such purpose.

                              The Port Authority may otherwise construct in the premises certain pipes, conduits and lines as provided on page 90 of the Lease, as long as no such installation reduces the usable square feet by more than 20, but if more than 100 square feet is taken or in the aggregate or more than one-half of one percent (.5%) of the total on any floors is taken, Lessee shall be entitled to a rent abatement.

21.   Desk Space:             In addition to subletting and assignment
                              generally, on page 112 of the Lease it is provided that Lessee may permit desk space to be used by persons or corporations with which it has a contractual relationship.

22.   Notices:                In writing, by hand, or by nationally recognized
                              overnight courier, registered or certified U.S.
                              mail (RRR). Notices to the Port Authority go to Executive Director, One World Trade Center, New
                              York, New York 10048, until changed. Notices to
                              Lessee go to Bruce Bloch at 130 Liberty Street, until changed and notice only to the premises is not effective. Notices are deemed given upon delivery. See page 135 of the Lease.

23.   Payments:               Payments by Lessee shall be made to the Port
                              Authority of New York and New Jersey, P.O. Box
                              17309, Newark, New Jersey 07194, until changed by
                              60 days notice. See page 136 of the Lease.

24.   Insurance:              Lessee must carry liability insurance and property
                              damage insurance as provided on pages 146 and 147 of the Lease. Lessee may request the Port
                              Authority to approve it having a deductible in excess of $250,000 which the Port Authority shall not unreasonably withhold so long as larger deductibles for similar policies are customarily permitted by landlords of first class office buildings in downtown Manhattan. Certificates of compliance with the insurance requirements must be delivered to the Port Authority.

                              On page 151 of the Lease there is a provision that if the Port Authority does not obtain property damage insurance on the building or obtains insurance for less than the full replacement value or with a deductible in excess of $250,000 then, as to the uninsured or self insured portion, the Lessee is responsible for repair to the building and premises caused by insurable risks resulting from the Lessee's or its employees or contractors acts or omissions up to the lesser of $250,000 or such self-insured portion. This effectively means that Lessee is not protected by the normal waiver of subrogation provisions as to insurable property damage, and therefore should carry its own insurance covering this obligation under the Lease to the extent of $250,000.

25.   Late Charges:           There is a formula on page 151 of the Lease for
                              payments of late charges for payments late for at least 15 calendar days. The Lessee can avoid the late charge penalty for up to 30 days by withholding an amount disputed in good faith from the remainder of the rent and giving notice to the Port Authority of the amount to be withheld and the reason for the withholding, except that this right does not apply to basic rental and escalation (additional basic rental) or other charges specified in the Lease.

26.   Rent Abatement:         If as a result of failure of the Port Authority to
                              maintain or repair, provide access or supply services Lessee's operation in the premises is materially adversely affected, if Lessee gives notice thereof to the Port Authority and if the condition continues for 6 consecutive Business
                              Days Lessee may be entitled to certain abatements of rental provided on page 156 of the Lease and, after 225 days, may have the right to terminate the Lease, in whole or in part.

27.   HVAC:                   HVAC is required between 8:00 a.m. and 8:00 p.m.
                              on business days and between 9:00 a.m. and 1:00 p.m. on Saturdays, other than legal holidays, in accordance with design criteria attached to the Lease. Requests for services during other hours are required to be made by 4:00 p.m. of the last prior business day. The present charges are required to be $27.50 per fan hour, with the minimum activation of two fans, subject to change but in no event to exceed rates generally charged at the World Trade Center. Lessee may rebalance the VAV boxes. See page 162 of the Lease.

28.   Elevators:              Passenger elevator service with at least 6 cars is
                              required from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and with at least 4 cars between 6:00 p.m. and 8:00 p.m. Mondays through Fridays and 9:00 a.m. through 1:00 p.m. Saturdays, and with at least 2 cars on legal holidays and outside of such hours. Until June 30, 1998 the passenger cars may be reduced to no less than 3 during normal business hours while the Port Authority is upgrading passenger elevator service.

                              Freight elevator service of at least 2 cars is required 8:00 a.m. to 6:00 p.m. Mondays through Fridays other than legal holidays. On overtime hours Lessee may be required to pay the charge in effect from time to time at the Port Authority other than in connection with removal of trash and debris if Lessee provides its own cleaning services. The current charge for freight elevator and loading dock is $55.00 per hour with certain minimums as set forth on page 165 of the Lease. However, for the initial move into the Premises or into any additional space leased during the term, and for Lessee's initial construction of such space, there will be no charge for overtime, freight or loading dock services, and such services may be on a reserved basis for up to one freight elevator and one loading dock if 7 days prior notice is given to the Port Authority.

29.   Loading Dock:           A loading dock shown on Exhibit A-10 to the Lease
                              may be used exclusively by Lessee without charge and the Port Authority will take commercially reasonable measures to prevent others from using that dock; see page 166 of the Lease.

30.   Security System:        The Port Authority will provide a pass scanning
                              system in the main lobby of the building with a security desk having two security personnel to issue passes, one designated for visitors to Lessee generally during 8:00 a.m. to 6:00 p.m.
                              Mondays through Fridays other than legal holidays, and at other times one such security person to oversee the use of the scanning equipment. At Lessee's election the Port Authority will provide at Lessee's expense additional security personnel to issue passes to the visitors of the Lessee in the main lobby outside of normal business hours (otherwise visitors must obtain passes elsewhere in the World Trade Center); see page 166 of the Lease.

                              In addition, either the Lessee or the Port
                              Authority may require that pass scanning equipment be installed at the private entrance to Lessee's premises in Area A-6, in either case at Lessee's sole cost and expense. Lessee may request a written estimate of the cost of such equipment, which estimate may represent a cap on Lessee's required reimbursement under the circumstances provided on page 167 of the Lease. At Lessee's request the Port Authority shall provide security personnel to issue passes to visitors in Lessee's private entrance to its premises during hours as Lessee shall specify; however, the entrance cannot be left unlocked and unattended without "positive access control equipment" such as floor-to-ceiling single purpose revolving door mechanism. Lessee may instead lock the entrance to its private elevator lobby when security personnel are not present; see page 167 of the Lease.

                              Lessee may request any security personnel assigned to Lessee in the main elevator lobby or the private elevator lobby be reassigned for good cause. Lessee may request video tape records if made by the Port Authority.

31.   Water:                  Hot and cold water is furnished for use by the
                              Lessee in kitchens, etc. at a charge, other than for up to 3 pantries on each floor of the premises, as set forth on page 169 of the Lease.

32.   Electricity:            Electricity is generally provided to the extent of
                              6 watts per rentable square foot to be transformed to the premises in accordance with the HVAC Work.
                              If the Port Authority generally upgrades electrical capacity to exceed 6 watts per rentable square foot it shall likewise provide the increase to the premises, pro rata, without charge or at the same charge generally provided to others, unless Lessee does not wish the increased capacity. The Port Authority shall furnish, maintain and replace submeters at its expense except that the Lessee may install a totalizer meter system subject to reimbursement of Lessee's cost but not in excess of $80,000 for all such systems in all Areas of the premises, as set forth on page 83 of the Lease.

                              Payment for electricity is set forth in the formula on page 171 of the Lease, which is generally based on 115% of the charges paid by the World Trade Center to the Power Authority of the State of New York. Lessee may request copies of bills received by the Port Authority for such electricity to verify the Port Authority's bill to Lessee. Lessee's costs are to exclude electricity used in providing base building HVAC.

                              Lessee may request that the Port Authority provide additional electrical capacity to the premises under the circumstances set forth on page 174 of the Lease, at Lessee's cost and expense. If the Port Authority has no additional electrical capacity for Lessee, under the circumstances set forth on page 175 of the Lease application may be made to the utility company to increase the electrical capacity to the building, at a pro rata cost to the Lessee as set forth on pages 175 and 176 of the Lease.

                              Lessee may also request under the circumstances set forth on page 176 of the Lease that it obtain electricity directly from the utility company, rather than through submetering.

33.   Condenser Water:        Condenser water will be furnished by the Port
                              Authority sufficient for up to 200 tons of capacity plus at Lessee's option, tempered fresh air not exceeding 750 cubic feet per minute per full floor. Charges for condenser water and fresh air are set forth on pages 178 and 179 of the Lease, including certain minimum charges regardless of usage. However, if the Port
                              Authority elects to provide chilled water to the building, it can cease to supply condenser water to the extent the Lessee has not utilized the full
                              200 tons of capacity and require that such further tonnage utilize chilled water; in such event, the chilled water charges can be applied to the condenser water minimum charge. Lessee may on a one-time-basis reduce the 200 ton capacity commitment for condenser water to Lessee's then installed capacity, in which event there would be no further minimum charge for condenser water.
                              Additionally, if the Lessee has not permanently reduced the commitment, Lessee may no often than once in any 12-month period temporarily reduce the commitment to Lessee's then installed capacity, in which event the minimum annual charges shall be reduced, pro-rata, based upon the ratio of the then installed tonnage to 200 tons. There is no tap in charge for connecting to the condenser water system.

34.   Chilled Water:          If chilled water becomes available, the Port
                              Authority may so limit Lessee's use of condenser water but the Port Authority must supply chilled water sufficient to make up the excess to 200 tons of capacity of air-conditioning equipment; in such event billing for condenser water may be affected because the chilled water payments may be applied to the condenser water minimum charge. If the Port
                              Authority installs the chilled water system, Lessee is entitled to its pro rata share of the chilled water available to the building. The chilled water charges are set forth on page 188 of the Lease; there are no minimums. There is no tap in charge.

35.   Premises Cleaning:      The Port Authority provides cleaning as set forth
                              in page 163 of the Lease, both of the premises and of public areas. Lessee may clean the premises with its own contractor to be approved by the Port
                              Authority with a rent reduction as set forth on page 185 and in Schedule G to the Lease.

36.   Communications:         If a telephone or other communications provider
                              does not have an agreement with the Port Authority committing the carrier to utilize closets and shaftways within the building, the Lessee may arrange to connect to such provider at a location outside the World Trade Center using the building's closets as shaftways, which could include running communications cabling over the bridge from 130 Liberty Street. The Port Authority may but is not required to discuss with a provider lease of any space in the building to supply communication services to the building. See page
                              189 of the Lease.

37.   Electric
      Generators:             The Lease gives the right the Lessee to use an
                              existing electrical generator in Area A-8, on an "as is" basis. See page 180 of the Lease. In addition, Lessee may install additional electrical generators in Area A-9.

38.   Roof Antenna:           The Port Authority shall provide 10 square feet on
                              the roof for installation of antennas. See page
                              191 of the Lease.

39.   Renewal:                Lessee may extend the lease pursuant to 2
                              five-year renewal options; see pages 193-199 of the Lease. Each option must be exercised by a date at least 10 full calendar months prior to the then expiration date, i.e., by December 31, 2016 in the case of the first option and by December 31, 2021 in the case of the second option. In order to exercise an option Lessee must not be in default on the date of the notice or on the effective date beyond any applicable notice and/or cure period.
                              Lessee may exercise its renewal option as to the entire premises or as to a portion if the portion consists of at least one entire floor and contiguous portions for the entirety of an adjacent floor vertically contiguous thereto. The renewal rent shall be 95% of fair market value rental determined in an arbitration but which shall reflect no free rent period or any finishing work allowance, that the brokerage commission will be in accordance with the existing agreement and other factors described on page 195 of the Lease, including that the base periods for additional basic rental shall be unchanged.

40.   Additional Space -
      Third Floor:            Lessee has a right of first refusal on space on
                              the 3rd floor shown on Exhibit A-5 as described on page 199 of the Lease. Lessee must respond within 30 Business Days after notice of availability by the Port Authority, which if the notice is given after December 15, 1998 must include the Port
                              Authority's then current rental rate. The space must be in "Delivery Condition" and with the HVAC
                              Work performed by the Port Authority. The Port
                              Authority must thereafter tender a supplemental agreement to which the Lessee must respond within 30 days. Failure by the Lessee to meet the above deadlines will result in loss of its rights, except that if the Port Authority does not lease the space within the following year, it must again give the refusal notice to Lessee when the space is again available.

                              The rental rate is the same as for the 4th, 5th and 6th floors if Lessee exercised its option on or before December 31, 1998 and, if exercised thereafter is at the rate set forth in the Port Authority's notice or if Lessee elects, fair market rental determined by arbitration plus an amortized amount of the Port Authority's cost of performing the HVAC work, as set forth on page 205 of the Lease. The fair market rental value determined in the arbitration shall reflect that there will be no free rent period or any finishing work allowance, that the brokerage commission will be in accordance with the existing agreement, that there is no imputed value for the HVAC Work and other factors described on page 206 of the Lease, including that the base periods for additional basic rental shall be unchanged.

41.   Building Right
      of First Refusal:       In addition the Lessee has a right of first
                              refusal on other space in the building provided that it must notify the Port Authority commencing on any anniversary of the Lease Commencement Date, i.e., November 10 of each year (commencing
                              November 10, 1998) that it desires to lease additional office space during the following year specifying the amount. The Port Authority must offer any available space above the plaza level in the building to the Lessee specifying the availability date and the Port Authority's current rental rate.

                              As set forth on pages 201 and 207, space is not deemed "available for leasing if is then leased to a tenant in the building which wishes to relet or extend or if it is subject to a now existing right of another tenant to include the space in its premises. The Port Authority is required to provide to the Lessee a schedule of such rights on or before September 27, 1997. Other than the rights of the then tenants of the space, and the disclosed other existing rights of tenants, it is intended that Lessee's right of first offer be superior to the rights of any outside party or of any tenant as to any other space in the building. This is reflected in the provision on page 201 which requires the Port Authority to notify the Lessee after any surrenders of space by the Commodities Exchange Center and prior to leasing any space exceeding 10,000 rentable square feet to any person other than the existing tenant thereof.


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                              As set forth on pages 201 and 202, Lessee must
                              exercise its right within 30 Business Days after notice but may elect less than all of the available space covered by the notice if the space constitutes one at least entire floor, as set forth on page 201 of the Lease. Thereafter the Port Authority must provide a supplemental agreement to which the Lessee must respond in 30 days. Failure by the Lessee to meet the above deadlines will result in the loss of its rights except that Lessee may again give a notice of interest for the next anniversary of date and if the space is again available for leasing then Lessee shall have its refusal right with respect thereto.

                              The space must be delivered in "Delivery
                              Condition" and if it, together with any other such contiguous space previously leased by Lessee exceeds 45,000 rentable square feet in area, the Port Authority shall perform the heating, ventilation and air-conditioning work that was a part of the HVAC work (unless Lessee notifies the Port Authority that it does not wish such work to be done) and if the space exceeds 10,000 rentable square feet the Port Authority shall perform the electrical work that was part of the HVAC Work.

                              The rent for such additional space is the Port Authority's current rent rate set forth in its notice, or at Lessee's election, 90% of fair market rental value plus in the event the Port Authority performs the heating, ventilating and air-conditioning work increased by an amortized amount thereof set forth on page 205 of the Lease. The fair market rental value shall reflect no free rent period or any finishing work allowance, that the brokerage commission will be in accordance with the existing agreement, that there is no imputed value for the HVAC Work and other factors described on page 206 of the Lease, including that the base periods for additional basic rental shall be unchanged.


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                              For the purposes of the Delivery Condition of the
                              Areas, the items need only be substantially completed except for "punch list" which must be completed within 10 days after the Commencement Date for the Area. The Port Authority shall give Lessee not less than 5 Business Days prior notice of the completion of the work so as to permit the Lessee to inspect the Area at least 2 Business Days prior to the Commencement Date for that area.

                              In addition, the Port Authority must perform certain fire code work in each Area specified on page 210 of the Lease not less than 60 days prior to the date Lessee completes its construction and installation work in such Area (including Area A).

                              Also, the Port Authority must complete the work in the Church Street lobby on or before June 1, 1998 as set forth on Exhibit F to the Lease; see page 210 of the Lease.

                              As part of the Port Authority's work, there were removed vinyl asbestos floor tiles in Area A and asbestos containing glue was encapsulated. On page 211 of the Lease it provides that if Lessee desires to drill access holes in the floor slab and the removal of the encapsulated glue is required by law, the Port Authority will, at its option, either remove the glue and the encapsulating material or reimburse Lessee for the cost of removal, but will not disapprove the drilling by reason of the encapsulated glue.

                              In general, the Port Authority is obligated, as set forth on page 212 of the Lease, to remove certain hazardous materials from the premises, the MER Room and the shaftways and closets used by Lessee.


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42.   Self Help:              In the event that the Port Authority fails to
                              perform its maintenance obligations in the premises (as opposed to the public areas of the building) and the Port Authority still has not done so within 30 days after receipt of notice from Lessee, Lessee may give the Port Authority notice that it intends to perform such obligation and if the Port Authority has not done so within 10 days after receipt of the latter notice, Lessee may do so and upon delivery of receipts or other evidence of payment the Port Authority shall grant Lessee a credit in the amount of Lessee's reasonable cost.


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